SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Blackboard Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2081178

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1899 L Street, N.W., Washington, D.C.	20036

(Address of principal executive offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X ]

Securities Act registration statement file number to which this form relates (if applicable):
333-113332

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of Class)

Item 1.      Description of Registrant’s Securities To Be Registered.

                  Information with respect to the Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant is incorporated by reference to the section captioned “Description of Capital Stock” in Amendment No. 4 to the Registrant’s registration statement on Form S-1 (No. 333-113332) as filed with the Securities and Exchange Commission on May 28, 2004, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement. The Common Stock, to which this Form 8-A registration statement relates, has been approved for listing on the NASDAQ National Market, subject to official notice of issuance.

Item 2.      Exhibits.

                  The following exhibits are incorporated herein by reference or filed herewith:

1.	Fourth Restated Certificate of Incorporation of the Registrant.*

2.	Amended and Restated By-Laws of the Registrant.*

3.	Specimen Common Stock Certificate representing the Common Stock of the Registrant.*

*	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-113332) and incorporated herein by reference thereto.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKBOARD INC.
Date: May 28, 2004	By:	/s/ Michael L. Chasen Michael L. Chasen Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

1.	Fourth Restated Certificate of Incorporation of the Registrant.*

2.	Amended and Restated By-Laws of the Registrant.*

3.	Specimen Common Stock Certificate representing the Common Stock of the Registrant.*

*	Incorporated herein by reference to the Registrant’s registration statement on Form S-1 (File No. 333-113332).